Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-198725 and No. 333-146378) and Form S-3 (No. 333-212540 and No. 333-229367) of lululemon athletica inc. of our report dated March 27, 2019 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, British Columbia
March 27, 2019